UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

FARMER BROS. CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Important Additional Information and Where to Find It

Farmer Bros. Co. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 28, 2015. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. The Company intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2016 Annual Meeting, including the schedules and appendices thereto.

THE COMPANY URGES ITS INVESTORS AND STOCKHOLDERS TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS), THE ACCOMPANYING PROXY CARD AND ANY OTHER DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Copies of the definitive proxy statement (including any supplements or amendments), the accompanying proxy card, and any other documents filed by the Company with the SEC will be available free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of the Company’s website at www.farmerbros.com.

Forward Looking Statements

This release contains certain statements that are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this release and the Company does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the construction, relocation to and operation of our new Texas facility; timing and success of our relocation plan; weather and special or unusual events, as well as other risks described in the Company’s annual, periodic and current reports filed with the SEC, and the other factors described from time to time in the Company’s filings with the SEC.

*************

Excerpts from the Company’s September 12, 2016 earnings call for the quarter and year-end period ended June 30, 2016:

Michael Keown, President, Chief Executive Officer, Farmer Bros. Co.:

Thanks Isaac.

As always, I thank those on the call for your continued interest in Farmer Brothers. We are pleased with the progress we are making in our turnaround as we continue to focus on creating value for our stockholders.

Before we turn to questions, I would like to briefly comment on a recent development.

As you likely saw, a stockholder group led by Carol Farmer Waite recently published a letter to the Company’s Board and indicated they plan to nominate candidates to stand for election to the Farmer Brothers’ Board at our annual meeting for 2016. As noted in their recently updated 13D filing, the stockholder group has submitted their three nominees.

First, I note that we appreciate the views of all of our stockholders and remain open to ideas that will advance the Company’s success and enhance stockholder value. The Board will consider these nominations in due course.

After the Board completes its nominating process, the Board will present its formal recommendation regarding director nominations in the Company’s definitive proxy statement, which will be filed with the SEC and distributed to all stockholders eligible to vote at the Company’s 2016 annual meeting. Our Board and management team are committed to acting in the best interests of the Company and our stakeholders and we will continue to take actions that we believe enable us to enhance stockholder value.

Our Board today is composed of seven actively engaged directors who collectively represent a strong mix of independence, executive experience, industry expertise, deep understanding of the Company’s business and Farmer family representation. Six of our seven directors are outside, non-employee directors, five are independent, and five were appointed within the last five years. Four of the Board’s independent directors are former chief executives of public and private companies in the foodservice business.

Additionally, Jeanne Farmer Grossman, who has been a director since 2009, is the sister of Carol Farmer Waite and the late Roy Edward Farmer, and the daughter of the late Roy F. Farmer.

Since I joined this organization in 2012, our team has been focused on implementing our turnaround strategy to improve the Company’s performance, including working to better serve our existing customers as well as win new customers, drive growth in the volume of coffee pounds sold and create supply-chain efficiencies that would improve how we operate and reduce costs. The business strategy and initiatives our management team is executing, with the support of the Board, are designed to continue creating value for our stockholders. We believe a reflection of our progress is the Company’s stock price in recent years, which has appreciated nearly 200% since March 2012, representing strong value creation of approximately $300 million for our stockholders.

*************

As we look at where we stand since initiating our turnaround, we feel like we’ve made remarkable strides in signing on new customers, getting former customers to return, and expanding existing customer programs.... In total, from FY12 through FY16, we have increased green coffee pounds sold and processed by over 40%, and we have reduced the impact of green coffee commodity price movements on our results through more robust hedging programs.

*************

When you step back and look at our gross margin progression over the last four years, gross margin has improved from 33.4% in FY12 to 38.3% in FY16.